UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 9, 2010

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 16, 2010, ValueClick Inc. ("ValueClick" or the "Company") announced its preliminary financial results for the fiscal quarter and year ended December 31, 2009 and provided initial guidance for the first quarter ending March 31, 2010. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures:

Net income from continuing operations before interest, income taxes, depreciation, amortization, stock-based compensation, and goodwill impairment charges ("Adjusted-EBITDA"), a non-GAAP financial measure, is included in the attached press release at Exhibit 99.1. Adjusted-EBITDA, as defined above, may not be similar to Adjusted-EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles ("GAAP"). Management believes that Adjusted-EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company's business operations.

Non-GAAP diluted net income per common share, a non-GAAP financial measure defined as GAAP diluted net income from continuing operations per common share before the impact of stock-based compensation, goodwill impairment charges, amortization of intangibles, and other non-recurring events is also included in the attached press release at Exhibit 99.1. Non-GAAP diluted net income per common share, as defined above, may not be similar to non-GAAP diluted net income per common share measures used by other companies and is not a measurement under GAAP. Management believes that non-GAAP diluted net income per common share provides useful information to investors about the Company's performance because it eliminates the effects of items which are not directly attributable to the underlying performance of the Company's business operations.

Management uses Adjusted-EBITDA and Non-GAAP diluted net income per common share in evaluating the overall performance of the Company's business operations.

Though management finds Adjusted-EBITDA and Non-GAAP diluted net income per common share useful for evaluating aspects of the Company’s business, our reliance on these measures are limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses Adjusted-EBITDA and Non-GAAP diluted net income per common share in conjunction with GAAP earnings and earnings per common share measures. The Company believes that Adjusted-EBITDA and Non-GAAP diluted net income per common share provide investors with additional tools for evaluating the Company’s core performance, which management uses in its evaluation of the Company's overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have these supplemental metrics since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

The non-GAAP measures included in the press release at Exhibit 99.1 should be considered in addition to, not as a substitute for, or superior to, other measures of the Company’s results of operations or financial position prepared in accordance with GAAP.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 9, 2010, the Compensation Committee approved the 2010 Executive Incentive Compensation Plan for the executive officers listed below. If certain revenue and earnings targets are met for the first, second, third, and fourth quarters of 2010, the target cumulative payments to these executive officers under the 2010 Executive Incentive Compensation Plan will be as listed below. In addition, if revenue and earnings targets are exceeded by 10% or more, the target cumulative payments will be increased by 30%.

James R. Zarley
Executive Chairman of the Board of Directors $450,000

Tom A. Vadnais
Chief Executive Officer $450,000

John Pitstick
Chief Financial Officer $250,000

Carl White
Chief Executive Officer - Europe £100,000

Scott P. Barlow
Vice President, General Counsel and Secretary $250,000

Peter Wolfert
Chief Technology Officer $250,000

Exhibit 99.2 summarizes the 2010 Executive Incentive Compensation Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated February 16, 2010.

99.2 2010 Executive Incentive Compensation Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

February 16, 2010	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 16, 2010.
99.2	2010 Executive Incentive Compensation Plan.